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                                                                    EXHIBIT 10.1



                     CONTRIBUTION AND ASSUMPTION AGREEMENT


     This CONTRIBUTION AND ASSUMPTION AGREEMENT is entered into as of August 31, 1996 by and among CHEVRON U.S.A. INC., a Pennsylvania corporation ("Chevron"), CHEVRON PIPE LINE COMPANY, a Delaware corporation ("CPL"), CHEVRON CHEMICAL COMPANY, a Delaware corporation ("CCC")(Chevron, CPL and CCC are hereinafter sometimes referred to collectively as the "Contributing Parties") and MIDSTREAM COMBINATION CORP., a Delaware corporation ("Newco").

                             W I T N E S S E T H:

     WHEREAS, Chevron, Newco and NGC Corporation, a Delaware corporation ("NGC"), have entered into a Combination Agreement and Plan of Merger dated as of May 22, 1996 (the "Combination Agreement"), pursuant to which the Contributing Parties will contribute the Contributed Businesses (hereinafter defined) and the Contributed West Texas LPG Pipeline Business (as hereinafter defined) to Newco in exchange for shares of Common Stock and Preferred Stock of Newco and the assumption by Newco of liabilities relating to the Contributed Businesses, including the indebtedness described in paragraph 4 hereof, as hereinafter in this Agreement provided;

     NOW THEREFORE, in consideration of the mutual promises contained herein, the mutual benefits to be derived for each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contributing Parties and Newco hereby agree as follows:

     1. Contribution of Warren Business. The Contributing Parties hereby contribute, assign, transfer, convey and deliver to Newco the following assets, properties, contracts and other rights, titles and interests (all such assets and rights other than the Excluded Warren Assets described below are hereinafter collectively referred to as the "Contributed Warren Business"):

     a. Facilities. The natural gas and natural gas liquids ("NGLs") processing facilities, NGL fractionation facilities, pipelines, gathering lines and systems, storage facilities, terminaling facilities, transportation facilities and other facilities relating to the purchase, sale, exchange, gathering, processing or fractionating of natural gas and NGLs which are more particularly described on Schedule 1A hereto, including all leases, subleases, fee estates and leaseholds, easements, permits, access licenses, servitudes, rights-of-way, surface leases and other real property and real property interests related or pertaining thereto (collectively, the "Facilities");

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     b.  Contracts.  All rights in or derived from the contracts listed on
Schedule 1B hereto, including without limitation all rights to receive payment for products sold and/or services rendered and all rights to receive goods and services purchased pursuant to such contracts and to assert claims and take such other actions in respect of breaches, defaults or other violations thereof and otherwise; provided, however, that the foregoing shall not include any contracts associated with the Excluded Warren Assets or any employment or severance agreements or an employee benefit plan, policy, program, agreement or arrangement of Chevron or any of its Subsidiaries or Affiliates;

     c. Personal Property and Fixtures. All of the Contributing Parties' right, title and interest in all fixtures, personal property and improvements which are located on, used or held for use in connection with the Facilities, including without limitation, the boilers, buildings, compression facilities, machinery, equipment, furnishings, automobiles, trucks and other vehicles and rolling stock, tools, telephone and telegraph lines, and other facilities and similar property located on such Facilities which are owned or leased by Warren Petroleum Company (other than those assets described on Schedule 1EX);

     d. Inventories. All of Chevron's right, title and interest in (i) the inventories of materials (including, without limitation, natural gas and NGLs), raw materials, work in process and finished products of Warren Petroleum Company ("Inventory"), but excluding any such inventory relating to the Excluded Warren Assets as identified on Schedule 1EX, and (ii) spare parts, replacement and component parts, and office and other supplies which are used or held for use by Chevron or any of its Subsidiaries or Affiliates in connection with the operation of the Facilities (but excluding any such inventory related to the Excluded Warren Assets);

     e. Books and Records. All contract files, gas processing files, division order files, abstracts, product design data, plans, blueprints, specifications, manuals, designs, drawings, surveys, engineering reports, equipment and parts lists, test reports, materials standards, catalogues, performance and quality control standards, procedures and records, price lists, mailing lists, photographs, production data, sales and purchase records, sales order files, records, data, media materials and plates, advertising, marketing, promotional and sales materials, files and materials relating to suppliers, vendors and other service providers, and all other books, records, files, maps, accounting information and records and other similar information or data in the possession of

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Chevron relating to the operation of the Facilities and Chevron's transferable rights in the computer and automatic machinery software and programs and source disks that are used by Warren Petroleum Company in connection with the assets described in this Section 1 (together with all guides, forms, manuals, tapes and other materials employed in connection therewith); provided, however, that the foregoing shall not include any proprietary information or manuals of Chevron Corporation or other intellectual property retained by Chevron but licensed to Newco pursuant to an Intellectual Property License Agreement of even date herewith;

     f. Licenses and Permits. To the extent permitted by law, all of the Contributing Parties' right, title and interest in all permits, approvals, licenses, product registrations, safety certifications and other similar authorizations used in the operation of the Facilities, including, without limitation, those listed on Schedule 1F hereto;

     g. Trademarks and Tradenames. All of Chevron's right, title and interest in all common law rights and interests in the tradenames "The Warren Petroleum Company," "Warrengas," "Warren Petroleum," or any derivation of any such name and the design, tradenames and service marks relating to Warren Petroleum Company other than those expressly excluded pursuant to Section 15.1 of the Combination Agreement;

     h. Rights in Warranties. All rights in, to and under all express or implied representations, warranties, indemnities, covenants or other agreements of third parties arising from or attributable to the assets constituting the Contributed Warren Business;

provided, however, that the Contributed Warren Business does not include and the Contributing Parties' shall retain all of their right, title and interest in and to the assets, properties, rights, titles, interests and contracts relating to Warren Petroleum Company that are not expressly described in this Section 1, including, without limitation, the Venice Complex and the Venice Gas Gathering Company, the lease covering Warren Petroleum Company's Tulsa, Oklahoma headquarters and those other assets described on Schedule 1EX (collectively, the "Excluded Warren Assets").

     2. Contribution of NGBU Business. Chevron hereby contributes, assigns, transfers, conveys and delivers to Newco the following assets, properties, contracts and other rights, titles and interests (all such assets and rights other than the Excluded NGBU Assets defined below are hereinafter collectively referred to as the "Contributed NGBU Business"):

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     a.  Contracts.  All rights in or derived from the contracts listed on
Schedule 2A hereto, including without limitation all rights to receive payment for products sold and/or services rendered and all rights to receive goods and services purchased pursuant to such contracts and to assert claims and take such other actions in respect of breaches, defaults or other violations thereof and otherwise;

     b. Fixed Assets. The fixtures, personal property, computer hardware and software used by the employees of the NGBU, as are more specifically identified on Schedule 2B hereto;

     c. Book and Records. All contract files, gas marketing files, division order files, abstracts, plans, specifications, manuals, materials standards, catalogues, performance and quality control standards, procedures and records, price lists, mailing lists, photographs, sales and purchase records, sales order files, records, data, media materials and plates, advertising, marketing, promotional and sales materials, files and materials relating to suppliers, vendors and other service providers, and all other books, records, files, maps, accounting information and records, and other similar information or data in the possession of Chevron relating to the Contributed NGBU Business; provided, however, that the foregoing shall not include any proprietary information or manuals of Chevron Corporation or other intellectual property retained by Chevron but licensed to Newco pursuant to an Intellectual Property License Agreement of even date herewith;

     d. Licenses and Permits. To the extent permitted by law, all permits, approvals, licenses and other similar authorizations used in connection with the Contributed NGBU Business including, without limitation, those listed on
Schedule 2D hereto;

     e. Rights in Warranties. All rights in, to and under all express or implied representations, warranties, indemnities, covenants or other agreements of third parties arising from or attributable to the assets constituting the Contributed NGBU Business;

provided, however, that the Contributed NGBU Business does not include and Chevron shall retain all of Chevron's right, title and interest in and to the assets, properties, rights, titles, interests, and contracts relating to the NGBU that are not expressly described in this Section 2, including, without limitation, the assets and contracts identified on Schedule 2EX (collectively, the "Excluded NGBU Assets").

     3. Representations. Without limiting any rights it may have under the Combination Agreement, Chevron warrants title to

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the assets comprising the Contributed Businesses (including those purported to be conveyed by CPL and CCC) to the extent, BUT ONLY TO THE EXTENT, set forth in the Combination Agreement, subject to the limitations and conditions regarding the warranty of title and the remedies contained therein. EXCEPT AS SET FORTH IN THE COMBINATION AGREEMENT, THE CONTRIBUTING PARTIES MAKE NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO TITLE, MAINTENANCE, REPAIR, CONDITION, DESIGN, QUALITY, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, SAFETY OF EQUIPMENT, TITLE TO PERSONAL PROPERTY, COMPLIANCE WITH GOVERNMENTAL REGULATIONS OR OTHERWISE.

     4. Assumption of Indebtedness. Newco, for itself, its successors and assigns, hereby assumes and from and after the Closing, agrees to duly and timely pay, perform and discharge $155.373 million in certain related indebtedness of Chevron to Chevron Capital U.S.A. Inc. (the "Assumed Indebtedness") described in the Loan Agreement effective as of August 25, 1994 pursuant to the Assumption Agreement in substantially the form of Exhibit 4.

     5. Liabilities. Without limiting its rights under the Combination Agreement, Newco, for itself, its successors and assigns, hereby assumes from the Contributing Parties from and after the Contribution Time and agrees to pay, perform and discharge, and shall to the fullest extent permitted by law (but subject to the further provisions of this paragraph 5), indemnify and hold the Contributing Parties and their Affiliates harmless against, any and all liabilities, obligations or claims associated with the ownership and operation of the Contributed Businesses, whether or not such liabilities, obligations or claims are known at the date hereof and whether or not such liabilities, obligations or claims arise from the Contributing Parties ownership and operation of the Contributed Businesses prior to the date hereof or from Newco's ownership and operation of the Contributed Businesses subsequent to the date hereof (all such liabilities, obligations or claims described below are hereinafter referred to as the "Assumed Liabilities," and together with the Contributed Warren Business and the Contributed NGBU Business, the "Contributed Businesses"), including without limitation the following:

     a. all liabilities, obligations or claims pursuant to the leases, easements, permits, licenses, contracts and contract rights included in the Contributed Warren Business and the Contributed NGBU Business;

     b. all liabilities, obligations or claims arising from litigation or arising from the ownership or operation of the Contributed Warren Business or the Contributed NGBU Business or any assets thereof, including, without limitation, the Facilities;

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     c.  any and all liabilities, obligations or claims arising from the presence or Release of Hazardous Materials (as such terms are defined in the Combination Agreement) in or on, or migration or release from, any assets or properties, included in the Contributed Warren Business or the Contributed NGBU Business; and

     d. any and all other liabilities, obligations or claims, contingent or otherwise, relating to the Contributed Warren Business and the Contributed NGBU Business (but not the Excluded Warren Assets and Excluded NGBU Assets).

This contribution is made expressly subject to all such agreements, leases, easements and other contracts relating to the Contributed Businesses or any of their constituent assets, including the Facilities, whether or not the same are herein specifically identified. Notwithstanding the foregoing, the assumption of the Assumed Liabilities shall not waive any valid defense (a "Defense") that was available to any Contributing Party, as applicable, with respect to the Assumed Liabilities, cause any other party to be a third party beneficiary thereunder or otherwise enlarge any rights or remedies of any third party under or with respect to any of the Assumed Liabilities. Upon execution and delivery of this Agreement by the parties hereto, any Defense to the Assumed Liabilities shall inure to the benefit of Newco or its designees and, upon consummation of the Combination, any such Defense shall inure to the benefit of the Surviving Corporation or its Subsidiaries or Affiliates (as applicable), in each case to the fullest extent permissible under applicable law.

     Newco will not assume and Chevron shall retain, and shall to the fullest extent permitted by law, indemnify and hold Newco and its Affiliates harmless against, any and all liabilities, obligations or claims associated with (i) the offsite disposal of Hazardous Materials (as such term is defined in the Contribution Agreement) from the operation of the Contributed Businesses prior to the Contribution Time, (ii) underpayment of royalties on the production of natural gas prior to the Contribution Time, (iii) the litigation described on
Schedule 5 hereto, (iv) Excluded Warren Assets and (v) Excluded NGBU Assets (collectively, (i) through (v), the "Retained Liabilities").

     6. Contributed West Texas LPG Pipeline Business. CPL hereby contributes, assigns, transfers, conveys and delivers to Newco an undivided 49% interest in and to those assets identified on Schedule 6 hereto (such interest collectively, the "Contributed West Texas LPG Pipeline Business"), including all rights in, to and under all express or implied representations, warranties, indemnities, covenants or other agreements of third parties arising from or attributable to the assets constituting the Contributed West Texas LPG Pipeline Business. CPL represents that such assets are free and clear of any lien,

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mortgage, security interest or other encumbrance arising by, through or under
CPL, and that such assets, when combined with the 51% interest in those assets identified on Schedule 6 to be retained by CPL, are in all material respects adequate for the purposes for which such assets are presently used. CPL, for itself, its successors and assigns, hereby agrees to pay, perform and discharge, and shall to the fullest extent permitted by law, indemnify and hold Newco, its Affiliates and their respective successors and assigns harmless against, any and all liabilities, obligations or claims (including, without limitation, those arising from the presence or Release of Hazardous Materials) arising out of or in any way associated with the Contributed West Texas LPG Pipeline Business, but only to the extent such liabilities, obligations or claims arise out of CPL's ownership or operation of the Contributed West Texas LPG Pipeline Business prior to the Contribution Time, whether or not such liabilities, obligations or claims are known as of the date hereof. Newco, for itself, its successors and assigns, hereby agrees that from and after the Contribution Time, it shall be responsible for, and shall to the fullest extent permitted by law, indemnify and hold CPL and its Affiliates harmless against, any and all liabilities, obligations or claims associated with the Contributed West Texas LPG Pipeline Business but only to the extent such liabilities, obligations or claims arise out of the Surviving Corporation's ownership of the Contributed West Texas LPG Pipeline Business subsequent to the Contribution Time.

     7. Consents to Assignment; Transfer Restrictions. Should any asset included in the Contributed Businesses or the Contributed West Texas LPG Pipeline Business be subject to a valid consent to assign or other restriction on transfer as to which the contribution hereunder would be a breach of such obligation or result in the forfeiture, termination or significant loss of use of such asset, then such asset may be excluded herefrom and from the assignment and shall be deemed not transferred unless and until any obligation to a third party is fulfilled. The exclusion of less than all the assets included in the Contributed Businesses and the Contributed West Texas LPG Pipeline Business pursuant to this provision shall not affect the validity of the transfer of the non-excluded assets.

     8. Issuance of Shares; Investment. In exchange for the contribution of the Contributed Businesses and the Contributed West Texas LPG Pipeline Business, Newco will issue (i) 38,623,210 shares of Newco Common Stock to Chevron, (ii) 7,815,363 shares of Newco Series A Participating Preferred Stock to Chevron and
(iii) a promissory note in favor of Chevron on behalf of itself, CCC and CPL in the amount of $138.4 million. Chevron hereby represents to Newco that it is acquiring the shares of Common Stock and Preferred Stock of Newco for its own account and not for the account of any other person. Chevron is acquiring such shares for investment to continue its involvement in the combined midstream businesses of

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Chevron and NGC and not with a view to distribution or resale thereof.

     9. Real Property Disclosures. In connection with the transfer of real property constituting part of the Contributed Businesses and the Contributed West Texas LPG Pipeline Business located in the State of Texas, the Contributing Parties hereby affirm the disclosures set forth in Section 16.14 of the Combination Agreement as amended by Exhibit 9 to this Agreement. Newco represents that it is aware that the disclosures contained in Exhibit 9 may be incomplete and agrees that Chevron may amend such disclosures from time to time prior to the conveyance of the real property to comply with disclosure generally applicable to the transfer of real estate in the State of Texas ("General Disclosures"). Newco further waives any rights it may have arising out of the incompleteness of any General Disclosure given in the Combination Agreement or

Exhibit 9 or the failure to give any additional General Disclosure required to be given by any state or local law, statute or ordinance including, but not limited to, Section 230.005 of the Texas Local Government Code, Section 257.004 of the Texas Transportation Code, Section 61.025 of the Texas Natural Resources Code, Section 33.135 of the Texas Natural Resources Code and Section 49.452 of the Texas Water Code.

     10. Further Assurances. The Contributing Parties shall execute Deeds and a Bill of Sale in the forms attached hereto as Exhibit 10(a) and Exhibit 10(b), respectively, and made a part hereof. Chevron and Newco shall execute an Assignment of Rights and Obligations Under Agreements, Assignment of Leases and Intellectual Property License Agreement in the forms attached hereto as Exhibit 10(c), Exhibit 10(d) and Exhibit 10(e) and made a part hereof. The Contributing Parties and Newco will cause to be executed and delivered from time to time at the request of the other such other all such further instruments of conveyance, assignments and further assurances as may be required to transfer and assign the title of the Contributing Parties to the assets included in the Contributed Businesses and the Contributed West Texas LPG Pipeline Business to Newco and the Surviving Corporation and to effect the provisions of this Agreement.

     11. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party hereto shall assign any of its rights, duties or privileges under this Agreement without the prior written consent of the other, but no such consent is required for any further transfer of the Contributed Businesses or the Contributed West Texas LPG Pipeline Business.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as if both parties hereto were resident and doing

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business in such state, except to the extent that the law of the states in which any of the assets are located necessarily apply to the construction of this Agreement as it applies to the portion of the assets located in such states.

     13. Headings; Terms. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Unless otherwise indicated herein, capitalized terms shall have the meanings set forth in the Combination Agreement.

     IN WITNESS WHEREOF, Chevron, CPL, CCC and Newco have duly executed this Agreement as of the date set forth above, but effective for all purposes as of 11:58 p.m., Houston, Texas time on August 31, 1996 (the "Contribution Time").

                                    CHEVRON U.S.A. INC.



                                    By --------------------------------

                                    Title -----------------------------

                                    CHEVRON PIPE LINE COMPANY



                                    By --------------------------------

                                    Title -----------------------------

                                    CHEVRON CHEMICAL COMPANY



                                    By --------------------------------

                                    Title -----------------------------

                                    MIDSTREAM COMBINATION CORP.



                                    By --------------------------------

                                    Title -----------------------------

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                        LIST OF SCHEDULES AND EXHIBITS


   Schedules

   Schedule 1A      Warren Contributed Assets
   Schedule 1B      Warren Contracts
   Schedule 1EX     Warren Excluded Assets
   Schedule 1F      Warren Licenses and Permits

   Schedule 2A      NGBU Contracts
   Schedule 2B      NGBU Contributed Assets
   Schedule 2D      NGBU Licenses and Permits
   Schedule 2EX     NGBU Excluded Assets

   Schedule 5       Chevron Retained Litigation

   Schedule 6       West Texas LPG Pipeline Assets

   Exhibits

   Exhibit 4        Note Assumption Agreement
   Exhibit 8        Real Property Disclosures
   Exhibit 10(a)    Deeds (fee and pipeline)
   Exhibit 10(b)    Bill of Sale
   Exhibit 10(c)    Assignment of Rights and Obligations Under Agreements
   Exhibit 10(d)    Assignment of Leases
   Exhibit 10(e)    Intellectual Property License Agreement

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